Exhibit 99.1

NEWS RELEASE GOODYEAR ANNOUNCES LEADERSHIP SUCCESSION PLAN Rich Kramer to retire in 2024 after 24 years, 14 years as Chairman, CEO and President

FOR IMMEDIATE RELEASE	AKRON, Ohio, Nov. 15, 2023 – The Goodyear Tire & Rubber Company (NASDAQ: GT) (“Goodyear” or the “Company”) announced today that Richard J. Kramer has informed the Board of his plans to retire as Chairman, CEO and President of the Company in 2024.

•  GLOBAL HEADQUARTERS:

200 INNOVATION WAY,

AKRON, OHIO 44316-0001

•  MEDIA WEBSITE:

WWW.GOODYEARNEWSROOM.COM

•  MEDIA CONTACT:

DOUG GRASSIAN

330.796.3855

DOUG_GRASSIAN@GOODYEAR.COM

•  ANALYST CONTACT:

CHRISTIAN GADZINSKI

330.796.2750

CHRISTIAN_GADZINSKI@GOODYEAR.COM

In connection with Kramer’s planned retirement previously discussed with the Board as part of the Company’s ongoing and active succession planning process, the Goodyear Board retained a leading executive search firm to execute a search considering both internal and external candidates.

During his tenure as CEO, Kramer led Goodyear’s evolution into a technology-driven mobility company and fortified the Company’s position as a leader in the global tire industry. Under his leadership, Goodyear delivered the five highest years of annual segment operating income in the Company’s history. He also led a transformation of the business to fully fund and de-risk its pension plans, reduce costs, streamline manufacturing and invest for growth. Notably, Kramer guided the Company through the COVID-19 pandemic and led Goodyear’s largest-ever acquisition – Cooper Tire – in 2021.

Kramer stated, “Reflecting on the past 14 years, it has been an incredible privilege to lead this iconic American company as Chairman, CEO and President. As we embark on our next stage of growth, I am confident that our Goodyear Forward plan will build an even stronger foundation for the next generation of leadership to continue paving the way for Goodyear’s enduring success. I am fully engaged in driving the successful execution of the plan and, with the support and involvement of the Board, will assist with the transition when my successor is identified. Over the coming months, we have substantial work to do to execute the Goodyear Forward plan to deliver profitable growth and value, leveraging our renowned leadership in brands, technology and premium products.”

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“On behalf of our entire Board, I extend deep gratitude to Rich for his outstanding leadership and innumerable contributions to Goodyear over the course of his distinguished career. He successfully navigated Goodyear through a number of challenging cycles, including the aftermath of the financial crisis and the global pandemic. Throughout his tenure, Rich has led the Company with a clear long-term vision that positioned Goodyear as a leader at the forefront of the industry, with unmatched competitive advantages,” said Laurette T. Koellner, Independent Lead Director of Goodyear’s Board. “Consistent with Rich’s intent to retire and as part of the Board’s ongoing succession planning process, the Board is committed to a thorough, comprehensive and timely search to identify a proven leader with the skills and expertise to further advance the Goodyear Forward plan.”

Under Kramer’s leadership, Goodyear has been recognized among Newsweek’s Most Responsible Companies, Time’s World’s Best Companies, Fortune’s World’s Most Admired Companies and Forbes’ World’s Best Regarded Companies. Goodyear also has earned recognition for its commitment to sustainability and employment of military personnel and people with disabilities.

Goodyear Forward Transformation Plan and Investor Conference Call

The Company separately announced today a transformation plan, Goodyear Forward, to optimize its portfolio, deliver margin expansion and address its net leverage to drive sustainable, long-term shareholder value creation. The related press release and presentation will be available on its investor relations website: http://investor.goodyear.com.

Goodyear will host a public call on Wednesday, Nov. 15, at 8:30 a.m. EST to discuss the transformation. The call can be accessed on the website or via telephone by calling either (800) 579-2543 or (785) 424-1789 before 8:25 a.m. EST and providing the conference ID “Goodyear.” A replay will be available by calling (888) 567-0679 or (402) 530-0421. The replay will also remain available on the website.

About The Goodyear Tire & Rubber Company

Goodyear is one of the world’s largest tire companies. It employs about 74,000 people and manufactures its products in 57 facilities in 23 countries around the world. Its two Innovation Centers in Akron, Ohio, and Colmar-Berg, Luxembourg, strive to develop state-of-the-art products and services that set the technology and performance standard for the industry. For more information about Goodyear and its products, go to www.goodyear.com/corporate.

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Forward-Looking Statements

Certain information contained in this news release constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. There are a variety of factors, many of which are beyond our control, that affect our operations, performance, business strategy and results and could cause our actual results and experience to differ materially from the assumptions, expectations and objectives expressed in any forward-looking statements. These factors include, but are not limited to: our ability to implement successfully our cost reduction and rationalization actions and other strategic initiatives, including any initiatives resulting from the strategic and operational review of our business that are discussed in this news release or may be announced in the future; a prolonged economic downturn or period of economic uncertainty; increases in the prices paid for raw materials and energy; inflationary cost pressures; delays or disruptions in our supply chain or the provision of services to us; changes in tariffs, trade agreements or trade restrictions; actions and initiatives taken by both current and potential competitors; deteriorating economic conditions or an inability to access capital markets; a labor strike, work stoppage, labor shortage or other similar event; financial difficulties, work stoppages, labor shortages or supply disruptions at our suppliers or customers; the adequacy of our capital expenditures; foreign currency translation and transaction risks; our failure to comply with a material covenant in our debt obligations; potential adverse consequences of litigation involving the company; as well as the effects of more general factors such as changes in general market, economic or political conditions or in legislation, regulation or public policy. Additional factors are discussed in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. In addition, any forward-looking statements represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

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